UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MINNESOTA

In re:

North Atlantic Technologies Inc.                              Bky. No. 3-96-0526
                                                                 Chapter 11 Case
                           Debtor.

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                    NOTICE OF HEARING AND MOTION FOR AN ORDER
                  AUTHORIZING DEBTOR TO MODIFY DEBTOR'S AMENDED
                       PLAN OF REORGANIZATION, AUTHORIZING
                      LIMITED NOTICE AND EXPEDITED HEARING
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TO:      Parties in Interest as Specified in Local Rule 1204(a).

         1. North Atlantic Technologies Inc., by its undersigned attorneys, moves the Court for the relief requested below and gives notice of hearing.

         2. The Court will hold a hearing on Debtor's motion at 2:30 p.m. on May 7, 1996, in Courtroom No. 228-A, U.S. Courthouse, 316 North Robert Street, St. Paul, Minnesota.

         3. Any response to this motion must be filed and delivered not later than 2:30 p.m. on May 6 1996, which is 24 hours before the time set for hearing, or filed and served by mail not later than May 4, 1996, which is three days before the time set for the hearing. UNLESS A RESPONSE OPPOSING THE MOTION IS TIMELY FILED, THE COURT MAY GRANT THE MOTION WITHOUT A HEARING.

         4. This Court has jurisdiction over this motion pursuant to 28 U.S.C. ss.ss. 157 and 1334, Rule 5005 of the Federal Rules of Bankruptcy Procedure ("Bankruptcy Rules"), and Local Rule 201. This is a core proceeding. The petition commencing this Chapter 11 case was filed on February 1, 1996.

         5. Debtor's Amended Plan of Reorganization was confirmed by this court on April 19, 1996.

         6. This motion arises under 11 U.S.C. ss. 1127(b) and (d). This motion is filed under Bankruptcy Rule 9006(c) and 9014 and Local Rules 608 and 1201 through 1215.

         7. Debtor requests an order allowing it to modify its Amended Plan of Reorganization in accordance with Exhibit A attached hereto.

         8. The modification to Article VI is necessitated by the fact that the Secretary of State will not accept for filing the Amended Articles of Incorporation of the Debtor without a meeting and vote of shareholders without the changed language ordering her to accept for filing the Articles.

         9. The modification to Article III, the treatment of Class H, is preferable because of the difficulty of reporting to the National Association of Securities Dealers, Inc. regarding an exchange of stock, which the plan presently calls for, rather than a cancellation and reissuance of stock as provided for in the modification.

         10. An expedited hearing and limited notice on this motion are necessary and appropriate under the circumstances, as the modifications have no substantive effect on any creditor or equity security holder. The delay being caused by the need for these amendments is preventing the Debtor from making distribution to the creditors required by confirmed plan. Further delay could cause the Debtor irreparable harm.

         11. If the Court approves this modification, holders of claims and equity security interests who have voted in favor of the confirmed plan will be deemed to approve of this modification, unless objection thereto is made on or before the due date of a response to this motion.

         12. This motion is verified and is accompanied by a proposed order, memorandum, and proof of service.

         13. Pursuant to Local Rule 1202(c), Debtor gives notice that it may, if necessary, call Bruce A. Watson, President of Debtor, whose business address is North Atlantic Technologies Inc., 8120 Penn Avenue South, Bloomington MN 55431, to testify regarding the facts raised by this motion.

         WHEREFORE, Debtor moves the Court for an order waiving the notice requirements of Local Rule 608, shortening the time requirement of Bankruptcy Rule 2002(a)(6), deeming that any creditor that has accepted or rejected debtor's confirmed plan of reorganization has accepted or rejected the modifications, approving Debtor's Modifications to Amended Plan of Reorganization, and ordering that distribution to Class F claims, and payments to secured creditors in Class B, C and E commence upon entry of the Court's order.

April   25, 1996                        /s/ Elizabeth L. Zerby
                                            William I. Kampf (#53387)
                                            Elizabeth L. Zerby (#119912)
                                            KAMPF & ASSOCIATES, P.A.
                                            901 Foshay Tower
                                            821 Marquette Avenue South
                                            (612) 339-0522

                                            Attorneys for Debtor


                                  VERIFICATION

         I, Bruce A. Watson, President of North Atlantic Technologies Inc., do hereby declare under penalty of perjury that I have read the contents of the foregoing motion and that the facts contained therein are true and correct to the best of my knowledge, information and belief; and as to those matters stated on information and belief, I believe them to be true.

Dated: April 25, 1996    /s/ Bruce A. Watson
                             Bruce A. Watson


                                    EXHIBIT A

ARTICLE III, TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS, NO. 7 is amended to read:

         CLASS H - EQUITY INTERESTS

         This Class consists of the Allowed Interests of shareholders of Debtor's common stock as of May 21, 1996.

         TREATMENT:

         Each equity holder of record as of 11:59 p.m., Minneapolis, Minnesota time May 21, 1996, will be issued one share of newly authorized $0.01 par value common stock for each three shares of no par value common shares then held of record, and after such time (11:59 p.m., Minneapolis time, May 21, 1996) all no par value common shares shall be deemed to be cancelled and all rights of the holders of no par value common shares, as such, shall cease.

ARTICLE VI, A, AND B are amended as below, and C is relettered B.:

         A.  ARTICLES OF INCORPORATION AND BY LAWS AND ISSUANCE OF STOCK.

                  Debtor's Articles of Incorporation shall be amended on or after the Effective Date, and the Secretary of State for the State of Minnesota is directed to accept for filing, upon payment of the appropriate filing fee, an amendment to the Articles of Incorporation of the Debtor, whereby Article III of the Articles of Incorporation of North Atlantic Technologies, Inc. shall be superseded and shall from and after the effective time of such amendment read in its entirety as follows:
                                    "Article III

                           The Corporation shall have authority to issue an
                  aggregate of 5,000,000 shares of common stock having a par value of $0.01 per share, and 2,000,000 undesignated shares.

                           The Board of Directors of the Corporation may, from
                  time to time, establish by resolution different classes or series out of the undesignated shares, and fix the relative rights and preferences of said classes or series; provided that the Board of Directors may not establish any class or series of shares from the undesignated shares which does not provide the holders thereof with the right to vote on all matters brought before the holders of the Corporation's capital stock in such proportions and manner as the Board of Directors may reasonably determine in any resolution establishing such class or series."

                  The foregoing amendment to the Articles of Amendment of Debtor shall be effective immediately after 11:59 p.m., Minneapolis, Minnesota time, on May 21, 1996.


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MINNESOTA
                                 THIRD DIVISION
In re:

North Atlantic Technologies Inc.,                             Case No. 3-96-0526

                                                                 Chapter 11 Case

                           Debtor.

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            MEMORANDUM IN SUPPORT OF MOTION FOR AN ORDER AUTHORIZING
                 DEBTOR TO MODIFY AMENDED PLAN OF REORGANIZATION
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                                  INTRODUCTION

         The Court should grant the motion of North Atlantic Technologies Inc.("Debtor") and enter an order authorizing Debtor to modify its Amended Plan of Reorganization because doing so clarifies and facilitates the effectuation of two provisions of the Plan which will not adversely affect any creditor or equity security holder. The court should waive the notice and time requirements provided in Bankruptcy Rules 2002(a)(6) and Local Rule 608, to provide that notice be provided only to the parties listed in Local Rule 1204(a)(2).

                               STATEMENT OF FACTS

         Debtor is a Minnesota corporation engaged in the business of designing, manufacturing and selling custom heat recovery systems for industrial applications. Debtor's Amended Plan of Reorganization was confirmed by this Court on April 19, 1996.

         The amendment proposed by the debtor is necessitated by the fact that certain provisions of the Debtor's confirmed Amended Plan of Reorganization cannot be accomplished within the time presently provided in the Plan, and certain actions can be accomplished more efficiently and effectively with the same result.

         First, the Minnesota Secretary of State has refused to accept for filing amendments to the Debtor's Articles of Incorporation with the language contained in the present Amended Plan of Reorganization. The amended language orders the Secretary of State to accept the Amended Articles, and specifically contains the language of the Amended Articles. This change does not substantively change anything to be done under the Debtor's plan, nor affect the rights of any creditor or equity security holder in a manner not contemplated by the confirmed Amended Plan of Reorganization.

         Second, the confirmed plan provides that equity security holders will be issued new stock upon surrender of old shares. This provision is not consistent with the needs of the markets who trade in the stock. The automatic cancellation of the old stock, on a date certain, and issuance of new stock, as provided for in the proposed modification to Article VI accomplishes what was intended by the debtor in its Amended Plan of Reorganization, in a more efficient and effective way. The reporting requirements of the National Association of Securities Dealers, Inc. would be extremely difficult to meet under the provision as it is presently phrased. This provision does not adversely affect the rights of any shareholders or creditors.

         The Debtor has not yet made any distributions under the confirmed plan. Such distribution, however, is scheduled for the Effective Date, which is May 1, 1996. Debtor cannot make distribution until the court has acted upon the pending motion to approve the modifications, thus the request for the court to order distribution to be made upon entry of its order approving the modifications.

                                    ARGUMENT

         Bankruptcy Code ss. 1127(b) allows a debtor to modify its plan following confirmation provided the modified plan continues to meet the requirements of sections 1122 and 1123 of the Bankruptcy Code. 11 U.S.C. ss.1127(b). The proposed modifications to the plan proposed by the Debtor do not materially alter the provisions of the plan. Nothing in the changes requires further disclosure to the creditors or equity security holders, since the amendments merely allow the effectuation of the actions that the already confirmed plan proposed.

         Section 1127(b) allows changes in a confirmed plan "any time after confirmation of such plan and before substantial consummation of such plan...."
11 U.S.C. Sec. 1127(b). Only substantial consummation of a plan prevents modification in the bankruptcy judge's discretion. Metropolitan Life Insurance Company v. Olsen (In re Olsen), 861 F.2d 188 (8th Cir. 1989).

         Substantial consummation has three elements:

                           (A) transfer of all or substantially all of the
                  property proposed by the plan to be transferred;

                           (B) assumption by the debtor or by the successor to
                  the debtor under the plan of the business or of the management of all or substantially all of the property dealt with by the plan; and

                           (C) commencement of distribution under the plan. 11
                  U.S.C. ss.1101(2).

         Debtor's plan has not been substantially consummated. No distributions have yet been made under Debtor's plan, the effective date of which has not yet occurred. None of the transfers of property proposed to be transferred, for example the stock issuance to debenture holders and the exchange of shares of equity security holders, have been made, and cannot be made until the Debtor's Articles of Incorporation are amended. The management of the debtor, which is the same as that management which was in place prior to confirmation of the plan, has continued the management of the debtor.

         Section 1127(b) provides that the plan as modified becomes the plan "if circumstances warrant such modification and the court, after notice and a hearing, confirms such plan as modified." 11 U.S.C. ss.1127(b) [emphasis supplied]. This motion is being served on the accompanying service list of interested creditors, but not on all creditors. If the creditors who have not received notice of these non-material amendments, accepted the plan, the Court may issue its order confirming the plan as modified is deemed accepted by creditors who have previously accepted the plan. The Rules of Construction of the Bankruptcy Code provides the court with leeway in determining what notice and opportunity for hearing are appropriate in the particular circumstances. 11 U.S.C. ss.102. In these circumstances, notice to the list of parties in Local Rule 1204(a)(2), is sufficient and appropriate.

         Bankruptcy Rule 9006 provides that "when an act is required or allowed to be done at or within a specified time by these rules or by a notice given thereunder or by order of the court, the court for cause shown may in its discretion with or without motion or notice order the period reduced." Bankruptcy Rule 9006(c)(1). Bankruptcy Rule 2002(a)(6) requires 20 days notice of the time to accept or reject modifications of a confirmed plan. In these circumstances, where the modifications sought by the debtor have absolutely no substantive effect on either the creditors or the equity security holders, it is appropriate that the court allow the motion on the basis of the limited notice provided by the debtor, and that the court determine that the prior votes of the creditors and equity security holders either accepting or rejecting the debtors Amended Plan of Reorganization are deemed to accept or reject Debtor's Modified Amended Plan of Reorganization. Because the distributions required under the already confirmed plan cannot be made until the modifications are made, and delay will create a default by the debtor in making distribution, the notice time should be shortened by the court under Bankruptcy Rule 9006(c)(1).

                                   CONCLUSION

         The proposed modification does not materially change the provisions of the Amended Plan of Reorganization Plan. The court should allow the modifications as proposed by the Debtor, and deem acceptances and rejections received by those creditors and equity security holders without notice of the modifications to be acceptances of the Modified Amended Plan of Reorganization.

April 25, 1995            /s/ Elizabeth L. Zerby
                              William I. Kampf (#53387)
                              Elizabeth L. Zerby (#119912)
                              KAMPF & ASSOCIATES, P.A.
                              901 Foshay Tower
                              821 Marquette Avenue South
                              Minneapolis, Minnesota 55402
                              (612) 339-0522

                              Attorneys for Debtor


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MINNESOTA
                                 THIRD DIVISION
In re:

North Atlantic Technologies, Inc.,                             Case No. 96-30526

                                                                 Chapter 11 Case
                           Debtor.

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                 ORDER CONFIRMING DEBTOR'S MODIFIED AMENDED PLAN
              OF REORGANIZATION, DEEMING ACCEPTANCES AND REJECTIONS
                OF DEBTOR'S AMENDED PLAN OF REORGANIZATION TO BE
                 ACCEPTANCES AND REJECTIONS OF DEBTOR'S MODIFIED
                AMENDED PLAN OF REORGANIZATION, LIMITING NOTICE,
                  EXPEDITING HEARING AND ORDERING DISTRIBUTION
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         Debtor's motion for an order allowing modification of its Amended Plan of Reorganization in the form as filed on April , 1996, came on for hearing on
May   , 1996. Appearances were as noted in the record. Based on the motion, the arguments of counsel, and all the files and records herein,

         IT IS HEREBY ORDERED:

         (1) that the notice provided by Debtor of its motion is sufficient and appropriate under the circumstances herein, and that an expedited hearing on the motion is granted;

         (2) that the acceptances and rejections of Debtor's Amended Plan of Reorganization confirmed by this court on April 19, 1996 will be deemed as acceptances and rejections of Debtor's Modified Amended Plan of Reorganization, dated April , 1996.

         (3) that Debtor's Modified Amended Plan of Reorganization is confirmed;

         (4) that Debtor is hereby ordered to make distributions scheduled under Debtor's Modified Amended Plan of Reorganization upon receipt of this order.

Dated:   ___________________________, 1996   ___________________________________
                                             Dennis D. O'Brien
                                             Chief Judge, U.S. Bankruptcy Court